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                                                                     EXHIBIT 5



IRELL & MANELLA LLP
David Siegel (State Bar No. 101355)
Daniel P. Lefler (State Bar No. 151253)
Craig Varnen (State Bar No. 170263)                                [STAMP]
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067-4276
(310) 277-1010

WACHTELL, LIPTON, ROSEN & KATZ
Paul K. Rowe
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Attorneys for Defendants
Marc Nathanson, Falcon Cable Systems
Company, Falcon Cable Investors
Group and Falcon Holding Group, Inc.


                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                         FOR THE COUNTY OF LOS ANGELES



FRANK O'SHEA, IRA, on behalf of himself and)     CASE NO. BC147386
all others similarly situated,             )
                                           )     CLASS ACTION
             Plaintiffs,                   )
                                           )     ANSWER TO UNVERIFIED COMPLAINT
     vs.                                   )
                                           )     Hearing:      None
WALLER CAPITAL CORP., MARK NATHANSON,      )     Department:   59
FALCON CABLE SYSTEMS COMPANY, FALCON       )     Trial date:   None
CABLE INVESTORS GROUP and FALCON           )
HOLDING GROUP, INC.,                       )
                                           )
             Defendants.                   )
___________________________________________)

         Pursuant to Section 431.30(d) of the California Code of Civil Procedure, defendants Marc Nathanson, Falcon Cable Systems Company, Falcon Cable Investors Group and Falcon Holding Group, Inc. (collectively, the "Falcon Defendants"), answer the unverified complaint (the "Complaint") of plaintiff Frank O'Shea, IRA, on behalf of himself and all others similarly situated (the
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"Plaintiff"), by making a general denial of each and every material allegation of the Complaint and of each and every cause of action contained therein, and by denying that Plaintiff is entitled to the injunctive, declaratory and monetary relief sought therein.

                       AFFIRMATIVE DEFENSES TO COMPLAINT

         Without admitting any of the allegations set forth in the Complaint, the Falcon Defendants allege as follows:

                           FIRST AFFIRMATIVE DEFENSE
                      (Failure to State a Cause of Action)

         1. The allegations set forth in the Complaint do not state facts sufficient to constitute a cause of action against the Falcon Defendants.

                           SECOND AFFIRMATIVE DEFENSE
                         (Adequacy of Monetary Damages)

         2. Any harm suffered by Plaintiff, if any, is adequately remedied through the imposition of monetary damages, and thus injunctive relief is improper.

                           THIRD AFFIRMATIVE DEFENSE
               (Absence of Harm Caused by the Falcon Defendants)

         3. Plaintiff did not suffer any harm as a result of any acts or omissions of the Falcon Defendants as alleged in the Complaint, and any harm alleged therein is attributable to unrelated or independent causes other than any alleged acts or omissions of the Falcon Defendants.



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                           FOURTH AFFIRMATIVE DEFENSE
                               (Full Performance)

         4. The parties' respective rights and obligations are set forth in the Amended and Restated Agreement of Limited Partnership of Falcon Cable Systems Company (the "Agreement"). The Falcon Defendants have fully complied with and fully performed each and every applicable provision and obligation of the Agreement.

                           FIFTH AFFIRMATIVE DEFENSE
                               (Lack of Reliance)

         5. The Plaintiff did not rely upon any representations or reasonably rely on any representations of the Falcon Defendants.

                           SIXTH AFFIRMATIVE DEFENSE
                                (Public Policy)

         6. Failure to enforce the express provisions of the Agreement would be contrary to public policy and the Plaintiff is consequently barred from obtaining the relief requested in the Complaint.

                          SEVENTH AFFIRMATIVE DEFENSE
                              (Statute of Frauds)

         7. To the extent that Plaintiff's claims, or any of them, are in whole or in part based upon any alleged oral agreements or understandings not contained in the Agreement, the same are barred by the Statute of Frauds, California Civil Code Section 1624.

                           EIGHTH AFFIRMATIVE DEFENSE
                         (Failure to Mitigate Damages)

         8. The Plaintiff has failed to mitigate damages, if any, and is therefore barred from recovery of any such damages.



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                           NINTH AFFIRMATIVE DEFENSE
                   (Accord and Satisfaction and/or Novation)

         9. Any duty of performance or further performance by the Falcon Defendants was excused by an accord and satisfaction or novation effective between the Falcon Defendants and Plaintiff.

                           TENTH AFFIRMATIVE DEFENSE
                 (Modification, Termination and/or Rescission)

         10. Any duty of performance or further performance owed by the Falcon Defendants was excused by an agreement between the parties modifying, amending, terminating, abrogating, rescinding, or abandoning the Agreement.

                          ELEVENTH AFFIRMATIVE DEFENSE
                                (Unclean Hands)

         11. Plaintiff is guilty of having unclean hands herein and should be barred from any recovery against the Falcon Defendants.

                          TWELFTH AFFIRMATIVE DEFENSE
                         (Justification and Privilege)

         12. The Falcon Defendants' conduct with respect to Plaintiff was justified, privileged, fair, and effected in good faith, without malice, spite or conscious, reckless or negligent disregard of any purported rights of Plaintiffs, or with improper purpose or ill-will of any kind and without the employment of any improper, wrongful or illegal methods. Consistent with the foregoing, the Falcon Defendants did not directly or indirectly perform or fail to perform any act that constitutes a violation of any purported rights of Plaintiff or a violation of any duties or obligations purportedly owed to Plaintiff. At all times the



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Falcon Defendants acted in good faith and in justifiable reliance on independent advisors.

         The Falcon Defendants expressly adopt, accept and join in each and every affirmative defense proffered by codefendant Waller Capital Corporation in its response to the Complaint. Moreover, the Falcon Defendants reserve the right to allege additional affirmative defenses as they become known through the course of discovery.

         WHEREFORE, the Falcon Defendants pray for judgment as follows:

         1. For a judgment and order that the Falcon Defendants are not liable to Plaintiff on any cause of action alleged in the Complaint and that Plaintiff is not entitled to any relief by virtue of any of the causes of action alleged therein;

         2.      For attorneys' fees and costs incurred herein; and

         3. For such other and further relief as the Court may deem just and proper.

Dated:  May 31, 1996                    IRELL & MANELLA LLP
                                        David Siegel
                                        Daniel P. Lefler
                                        Craig Varnen

                                        WACHTELL, LIPTON, ROSEN & KATZ
                                        Paul K. Rowe



                                        By: /s/ CRAIG VARNEN
                                           ------------------------------------
                                                Craig Varnen

                                        Attorneys for Defendants
                                        Marc Nathanson, Falcon Cable Systems
                                        Company, Falcon Cable Investors
                                        Group and Falcon Holding Group, Inc.


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                                PROOF OF SERVICE

         I am employed in the County of Los Angeles, State of California. I am over the age of 18 and not a party to the within action. My business address is 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067.

         On May 31, 1996, I served the foregoing document described as ANSWER TO UNVERIFIED COMPLAINT on all interested parties in this action as stated on the attached service list.

         (BY MAIL) I placed true copies of the foregoing document in sealed envelopes addressed as stated on the attached service list. I placed each such envelope, with postage thereon fully prepaid, for collection and mailing at Irell & Manella LLP, Los Angeles, California. I am readily familiar with Irell & Manella LLP's practice for collection and processing of correspondence for mailing with the United States Postal Service. Under that practice, the correspondence would be deposited in the United States Postal Service on that same day in the ordinary course of business.

         Executed on May 31, 1996, at Los Angeles, California.

         I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.


V. E. HOLB                               /s/ V. E. HOLB
- ----------------------------------       -------------------------------------
Name                                     Signature



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                                  SERVICE LIST


Alan Schulman, Esq.
Steven W. Pepich, Esq.
Milberg Weiss Bershad Hynes & Lerach LLP
600 West Broadway, Suite 1800
San Diego, CA 92101

Stephen Lowey, Esq.
Thomas Skelton, Esq.
Lowey Dannenberg Bemporad & Selinger, P.C.
747 Third Avenue
New York, NY 10017

John Wilson Spiegel, Esq.
Munger Tolles & Olson
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071-1560

Charles Bachman, Esq.
O'Sullivan Graev & Karabell
30 Rockefeller Plaza, 41st Floor
New York, NY 10112



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